Exhibit 5.2

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

November 12, 2024

CTO Realty Growth, Inc.

369 N. New York Ave., Suite 201
Winter Park, Florida 32789

Re:	Registration Statement on Form S-3
Registration No. 333-282678

Ladies and Gentlemen:

We have served as Maryland counsel to CTO Realty Growth, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and sale by the Company of shares (the “Shares”) of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, having an aggregate offering price of up to $25,000,000 in one or more at-the-market offerings. The offering of the Shares is covered by the above-referenced Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                  The Registration Statement, in the form in which it was filed with the Commission under the Securities Act;

2.                  The Company’s Prospectus, dated November 12, 2024, as supplemented by a Prospectus Supplement, dated November 12, 2024, relating to the offering and sale of the Shares, each in the form in which it was transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act;

3.                  The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                  The Third Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.                  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

CTO Realty Growth, Inc.

November 12, 2024

6.                  Nine separate Equity Distribution Agreements, dated November 12, 2024 (each, a “Distribution Agreement” and, together, the “Distribution Agreements”), by and among the Company and each of BMO Capital Markets Corp., A.G.P./Alliance Global Partners, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, Janney Montgomery Scott LLC, Jefferies LLC, JonesTrading Institutional Services LLC, Raymond James & Associates, Inc. and Truist Securities, Inc.;

7.                  Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, and a duly authorized committee thereof, relating to, among other matters, (a) the registration of the offering and sale of the Shares, (b) the delegation to the Series A Preferred ATM Pricing Committee (as defined in the Resolutions) of the power to determine, subject to certain parameters, the price and certain other terms of issuance of the Shares to be sold from time to time pursuant to the Distribution Agreements, (c) the execution and delivery of the Distribution Agreements and the performance by the Company of its obligations thereunder, and (d) the issuance of shares (the “Conversion Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), upon conversion of the Shares in accordance with the terms of the Charter, certified as of the date hereof by an officer of the Company;

8.                  A certificate executed by an officer of the Company, dated as of the date hereof; and

9.                  Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.                  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.                  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

CTO Realty Growth, Inc.

November 12, 2024

All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.                  The Shares and Conversion Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter.

6.                  Upon the issuance of any of the Shares, the total number of shares of Series A Preferred Stock issued and outstanding will not exceed the total number of shares of Series A Preferred Stock that the Company is then authorized to issue under the Charter.

7.                  Upon the issuance of any of the Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.       The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.       The issuance and sale of the Shares by the Company pursuant to the Distribution Agreements have been duly authorized and, when and if issued and delivered in accordance with the applicable Distribution Agreement and the Resolutions, such Shares will be validly issued, fully paid and nonassessable.

3.       The issuance of the Conversion Shares has been duly authorized and, if and to the extent that the Conversion Shares are issued upon the conversion of Shares in accordance with the terms of the Charter, such Conversion Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

CTO Realty Growth, Inc.

November 12, 2024

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report, the said incorporation by reference and the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP